UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oasis Petroleum North America LLC (“OPNA”), a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), has executed a Resignation, Consent and Appointment Agreement and Amendment Agreement (the “Agreement”), effective as of April 20, 2012, among BNP Paribas (“BNP”), in its capacity as administrative agent under the Amended and Restated Credit Agreement dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), lenders under the Credit Agreement, and Wells Fargo Bank, National Association (“Wells Fargo”). OPNA has executed the Agreement consenting to BNP’s resignation as the administrative agent and an issuing bank under the Credit Agreement and to the appointment of Wells Fargo as the successor administrative agent and issuing bank.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	April 20, 2012 Resignation, Consent and Appointment Agreement and Amendment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: April 23, 2012	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	April 20, 2012 Resignation, Consent and Appointment Agreement and Amendment Agreement.